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Filed Pursuant to Rule 424(b)(7)
(File No. 333-141512)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, par value $0.01 per share	3,751,391	$43.98	$164,986,176	$5,066

Series A junior participating preferred stock purchase rights(2)	—	—	—	—

(1)
Calculated in accordance with Rule 457(c) based on the average of the high and low prices for the Class A common stock reported in the consolidated reporting system for March 22, 2007.

(2)
Each share of Class A common stock includes one series A junior participating preferred stock purchase right pursuant to a rights agreement between the registrant and the rights agent. The series A junior participating preferred stock purchase rights will initially trade together with the Class A common stock. The value attributable to the series A junior participating preferred stock purchase rights, if any, is reflected in the offering price of the Class A common stock.

PROSPECTUS SUPPLEMENT
Issued March 22, 2007
(to Prospectus dated March 22, 2007)

3,751,391 Shares

IHS Inc.

Class A Common Stock

        All of the shares of Class A common stock in this offering are being sold by TBG Holdings N.V. (TBG), the selling stockholder. IHS Inc. will not receive any of the proceeds from the sale of the shares by the selling stockholder.

        The Class A common stock is listed on the New York Stock Exchange under the symbol "IHS." The last reported sale price of the Class A common stock on March 22, 2007 was $43.86 per share.

        IHS has two classes of common stock outstanding: Class A common stock and Class B common stock. The rights of the Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible into one share of Class A common stock at any time at the option of the holder or automatically upon the earlier of the occurrence of specified events or November 16, 2009. After this offering, Urvanos Investments Limited (a wholly-owned subsidiary of TBG) will hold all of the Class B common stock and Urvanos and TBG together will hold 6,458,859 shares of Class A common stock, representing approximately 79% of the voting power of IHS's outstanding capital stock and 35% of the overall economic interest in IHS.

        See "Risk Factors" beginning on page S-4 of this prospectus supplement and those contained in our incorporated documents to read about factors you should consider before buying shares of Class A common stock. See "Where You Can Find More Information."

        The underwriter will purchase the Class A common stock from the selling stockholder at a price of $43.22 per share, resulting in aggregate proceeds, before expenses, of $162,135,119 to the selling stockholder. The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting."

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares against payment in New York, New York on March 28, 2007.

Citigroup

March 22, 2007

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under "Where You Can Find More Information," or any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any such free writing prospectus. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any such free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus supplement. Neither we nor the selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, but it may not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement, including "Risk Factors," the accompanying prospectus, the documents incorporated by reference (including the "Risk Factors" therein) and the other documents to which we refer for a more complete understanding of this offering.

  The terms "IHS," "we," "us" and "our" refer to IHS Inc.

Our Company

        We are one of the leading global providers of critical technical information, decision-support tools, and related services to customers in the energy, defense, aerospace, construction, electronics, and automotive industries. We have developed a comprehensive collection of technical information that is highly relevant to the industries we serve. Our decision-support tools enable our customers to quickly and easily search and analyze this information and integrate it into their work flows. Our operational, research, and strategic advisory services combine this information and these tools with our extensive industry expertise to meet the needs of our customers. Our customers rely on these offerings to facilitate decision-making, support key processes, and improve productivity.

Ownership Structure

        Voting and investment decisions with respect to the shares of our company have historically been made by TBG Holdings N.V. (TBG), a Netherlands-Antilles company, through the shares that it holds directly and through its indirect sole ownership of our other principal stockholder, Urvanos Investments Limited, a Cyprus limited liability company. TBG is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust, a Cayman Islands trust, which is controlled by a Bermudan trustee, Thybo Trustees Limited, and another oversight entity, Tornabuoni Limited, which is a Guernsey company.

        Our authorized capital stock consists of 80,000,000 shares of Class A common stock and 13,750,000 shares of Class B common stock. These classes have equal dividend rights and liquidation rights. However, the holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock and will automatically convert, without any action by the holder, upon the earlier of the occurrence of specified events or November 16, 2009.

        The following diagram summarizes our current ownership structure:

(1)
TBG is indirectly wholly-owned by The Thyssen-Bornemisza Continuity Trust (the Trust) through a Bermuda corporation.

(2)
Urvanos Investments Limited is indirectly wholly owned by TBG through a Netherlands corporation.

(3)
As of February 28, 2007, Urvanos Investments Limited owned 958,859 shares of our Class A common stock and 13,750,000 shares of our Class B common stock, representing in the aggregate approximately 76% of the voting power of the then-outstanding common stock (compared to 25% of the overall economic interest).

(4)
As of February 28, 2007, excluding shares attributable to Urvanos, TBG owned 9,251,391 shares of our Class A common stock, representing approximately 5% of the voting power of the then-outstanding common stock (compared to 16% of the overall economic interest). After this offering of 3,751,391 shares of Class A common stock, the remaining 5,500,000 shares that will be owned by TBG, excluding shares attributable to Urvanos, will represent approximately 3% of the voting power of the then-outstanding common stock (compared to 9% of the overall economic interest).

(5)
The trustee of the Trust is Thybo Trustees Limited (Thybo), a Bermuda company. As trustee of the indirect sole stockholder of TBG, Thybo has the power to exercise significant influence over the management and affairs of TBG, including by electing or replacing TBG's board of directors.

(6)
In certain circumstances, Thybo may be required to act with respect to TBG at the direction of Tornabuoni Limited (Tornabuoni), a Guernsey company, which is an oversight entity that was established at the time the Trust was created. The board of directors of Tornabuoni may only act by unanimous vote.

(7)
As of February 28, 2007, entities affiliated with General Atlantic LLC owned 4,687,500 shares of our Class A common stock, representing approximately 3% of the voting power of the then-outstanding common stock (compared to 8% of the overall economic interest).

        See "Selling Stockholder" and "Shares Eligible for Future Sale."

THE OFFERING

Class A common stock offered by the selling stockholder	3,751,391 shares
Class A common stock outstanding after this offering	44,826,213 shares
Class B common stock outstanding after this offering	13,750,000 shares
Total common stock outstanding after this offering	58,576,213 shares
Voting rights:
Class A common stock	One vote per share
Class B common stock	Ten votes per share
Conversion
Each share of our Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically, without any action by the holder, upon the earlier of the occurrence of specified events or on November 16, 2009. See "Description of Capital Stock—Common Stock—Conversion" in the accompanying prospectus.
Use of proceeds	IHS will not receive any proceeds from this offering.
New York Stock Exchange symbol	"IHS"

        The outstanding share information appearing above is based on the number of shares that were issued and outstanding as of February 28, 2007. Unless we specifically state otherwise, the information in this prospectus supplement does not reflect awards of our Class A common stock available for issuance under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan (including the IHS Inc. Directors Stock Plan, which is a part of our long-term incentive plan).

RISK FACTORS

        The information below should be read in conjunction with the information under "Risk Factors" in our Annual Report on Form 10-K for the year ended November 30, 2006, which is incorporated by reference herein, and with the information under "Risk Factors" in any subsequent incorporated documents. See "Where You Can Find More Information."

Risks Related to the Offering

  We are controlled by an entity whose interests may differ from yours.

        Our Class B common stock is entitled to ten votes per share, and our Class A common stock is entitled to one vote per share. As of February 28, 2007, our principal stockholders, TBG Holdings N.V. (TBG), the selling stockholder in this offering, and Urvanos Investments Limited, a wholly-owned subsidiary of TBG, owned 100% of our Class B common stock and approximately 23% of our outstanding Class A common stock. In the aggregate, this ownership represents approximately 81% of the voting power of our outstanding capital stock (compared to approximately 41% of the overall economic interest). The Class B common stock may be converted into Class A common stock at any time and will automatically be converted into Class A common stock upon the earlier of the occurrence of specified events or November 16, 2009. See "Description of Capital Stock—Common Stock—Conversion" in the accompanying prospectus.

        Voting and investment decisions with respect to our common stock have historically been made by TBG. As a result, TBG controls all matters requiring stockholder approval, including amendments to our certificate of incorporation, the election of directors, and significant corporate transactions, such as potential mergers or other sales of our company or our assets. In addition, TBG could also influence our dividend policy. TBG may have interests that conflict with yours and actions may be taken that you do not view as beneficial. Jerre L. Stead, our chief executive officer and the chairman of our board of directors, is a member of the board of directors of TBG. In addition, prior to our initial public offering, C. Michael Armstrong, Roger Holtback, and Michael Klein, all members of our board of directors, were members of the board of directors and an advisory committee of TBG.

        TBG is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust (the Trust), a Cayman Islands trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family. Discussions are ongoing among the beneficiaries of the Trust and others with a view to reorganizing the Trust in the near future. Should this reorganization occur, TBG would continue to have the power to exercise significant influence over our management and affairs and over all matters requiring stockholder approval. In addition, Georg Heinrich Thyssen-Bornemisza (who is the Chairman of the board of directors of TBG), along with the trustees of the trust for his benefit (which may be the Trust or a successor thereto), would have the power to exert significant influence over the management and affairs of TBG, including through electing or replacing members of the TBG board of directors. Georg Heinrich Thyssen-Bornemisza and these trustees may have interests that conflict with yours.

        Under Delaware law, the directors of a corporation owe fiduciary duties to all stockholders of the corporation, not just to the controlling stockholders. In addition, a majority of our board of directors is "independent" of management, as defined by the New York Stock Exchange rules and regulations. However, in light of the significant control that TBG will have over all matters requiring stockholder approval (including the election of directors), no assurances can be provided that these protections will prevent actions that may be viewed as adverse to the Class A stockholders.

  Shares eligible for future sale could depress the price of our shares.

        Sales of substantial amounts of the Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the shares. As of February 28,

2007, there were 44,826,213 shares of Class A common stock and 13,750,000 shares of Class B common stock outstanding. As of February 28, 2007, TBG owned, directly and indirectly through Urvanos, an aggregate of 10,210,250 shares of Class A common stock and all 13,750,000 shares of Class B common stock. TBG is selling 3,751,391 shares of Class A common stock in this offering. Should the Trust reorganization described above occur, TBG may distribute 5,500,000 shares to trusts (New Trusts) for the benefit of one or more current beneficiaries of the Trust. In addition, investment entities affiliated with General Atlantic LLC own 4,687,500 shares of Class A common stock.

        TBG, Urvanos and entities affiliated with General Atlantic LLC are entitled to require us to register their shares under the Securities Act, and the New Trusts are expected to be entitled to require us to register their shares under the Securities Act. The sale by us, TBG, Urvanos, the New Trusts or entities affiliated with General Atlantic LLC of shares of common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our shares.

  The price of our Class A common stock may be volatile and may be affected by market conditions beyond our control.

        Our share price is likely to fluctuate in the future because of the volatility of the stock market in general and a variety of factors, many of which are beyond our control, including:

  •
  quarterly variations in actual or anticipated results of our operations;

  •
  changes in financial estimates by securities analysts;

  •
  actions or announcements by us or our competitors;

  •
  regulatory actions;

  •
  litigation;

  •
  loss or gain of a major customer or content provider;

  •
  additions or departures of key personnel; and

  •
  future sales of our Class A common stock.

        Market fluctuations could result in volatility in the price of shares of our Class A common stock, which could cause a decline in the value of your investment. In addition, if our operating results fail to meet the expectations of stock analysts or investors, there may be an immediate and significant decline in the trading price of our Class A common stock.

  Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

        Certain provisions in our governing documents could make a merger, tender offer, or proxy contest involving us difficult, even if such events would be beneficial to the interests of our stockholders. These provisions include our dual class structure, our classified board, our supermajority voting requirements, and our adoption of a rights agreement, commonly known as a "poison pill." In addition, we are subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Accordingly, our board of directors could rely upon these or other provisions in our governing documents and upon Delaware law to prevent or delay an acquisition of us. See "Description of Capital Stock" in the accompanying prospectus.

USE OF PROCEEDS

        The selling stockholder will receive all of the net proceeds from the sale of the shares of Class A common stock offered hereby. We will not receive any proceeds from this offering.

SELLING STOCKHOLDER

        The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by TBG Holdings N.V. (TBG), the selling stockholder, immediately before and after this offering.

Selling Stockholder	Class A Common Stock Beneficially Owned Before This Offering	Class B Common Stock Beneficially Owned Before This Offering	Percentage of Voting Power/ Economic Interest of Common Stock Beneficially Owned Before This Offering(3)(4)	Shares of Class A Common Stock to Be Sold in This Offering	Class A Common Stock Beneficially Owned After This Offering	Class B Common Stock Beneficially Owned After This Offering	Percentage of Voting Power/ Economic Interest of Common Stock Beneficially Owned After This Offering(3)(4)
TBG Holdings N.V.(1)(2)	10,210,250	13,750,000	81%/41%	3,751,391	6,458,859	13,750,000	79%/35%

(1)
The address of TBG is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 883, Curacao, Netherlands Antilles.

(2)
In accordance with the rules of the Securities and Exchange Commission, "beneficial ownership" includes voting or investment power with respect to securities. Accordingly, shares beneficially owned by TBG include shares beneficially owned by Urvanos Investments Limited, which is indirectly wholly-owned by TBG. The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by Urvanos Investments Limited immediately before and after this offering.

Stockholder	Class A Common Stock Beneficially Owned Before and After This Offering	Class B Common Stock Beneficially Owned Before and After This Offering	Percentage of Voting Power of Common Stock Beneficially Owned Before and After This Offering(3)(4)	Percentage of Economic Interest of Common Stock Beneficially Owned Before and After This Offering(3)(4)
Urvanos Investments Limited	958,859	13,750,000	76%	25%
(3)
Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock may be converted into Class A common stock at any time and will automatically be converted into Class A common stock upon the earlier of the occurrence of specified events or November 16, 2009. See "Description of Capital Stock—Common Stock—Conversion" in the accompanying prospectus.

(4)
Percentage of voting power and economic interest are based on 44,826,213 shares of Class A common stock and 13,750,000 shares of Class B common stock outstanding on February 28, 2007.

        Voting and investment decisions for the shares of our company have historically been made by TBG. Jerre L. Stead, our chief executive officer and the chairman of our board of directors, is a member of the board of directors of TBG. Christoph v. Grolman, an executive vice president of TBG, is a member of our board of directors. In addition, C. Michael Armstrong, Roger Holtback, and Michael Klein, all members of our board of directors, were previously members of the board of directors and an advisory committee of TBG.

        TBG, a Netherlands Antilles company, is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust (the Trust), a Cayman Islands trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family. The trustee of the Trust is Thybo Trustees Limited (Thybo), a Bermuda company. As trustee of the indirect sole stockholder of TBG, Thybo has the power to exercise significant influence over the management and affairs of TBG, including by electing or replacing TBG's board of directors. In addition, in certain circumstances, Thybo may be required to act with respect to TBG at the direction of Tornabuoni Limited (Tornabuoni), a Guernsey company, which is an oversight entity that was established at the time the Trust was created. The board of directors of Tornabuoni may only act by unanimous vote, and its members are Georg Heinrich Thyssen-Bornemisza (a beneficiary of the Trust), Claus Hipp, Hans-Peter Schaer and Donald Perkins. Although Thybo has the power to exert influence over TBG, it has not done so in the past and is not required to do so, except in the case of fraud or as directed by Tornabuoni. In addition, while Tornabuoni has the power to direct Thybo to act with respect to TBG, Tornabuoni has not done so in the past. We have been advised by the current directors of each of Tornabuoni and Thybo that they have no intention at this time to exercise any power they may have to exert such influence with respect to TBG. Tornabuoni and Thybo disclaim any pecuniary interest in the shares held by the record holders.

Indemnification Agreement

        We do not face, and have not in the past faced, liabilities (including relating to environmental or health and safety matters) with respect to any properties, businesses or entities that are not part of our core business but are now or were historically owned by TBG or its affiliates, and we do not anticipate incurring such liabilities in the future. However, we cannot provide assurances that this will continue to be the case. We have entered into an indemnification agreement with TBG. This agreement generally provides that we will indemnify TBG for liabilities relating to our properties and core business, and that TBG will indemnify us for liabilities relating to any properties, businesses or entities that are now or were historically owned by TBG or its affiliates (other than our properties and core business).

Registration Rights Agreement

        We have entered into an agreement that provides registration rights to TBG and Urvanos Investments Limited and their Permitted Transferees (collectively, "holders"), who will hold an aggregate of 6,458,859 shares of our Class A common stock and all of our shares of Class B common stock after the offering. "Permitted Transferees" means (i) any trust, so long as one (or more) of the beneficiaries of the Trust is the principal beneficiary (or are the principal beneficiaries) of such trust or (ii) any corporate entity(ies), partnership(s) or other similar entity(ies), that is wholly-owned, directly or indirectly, by the Trust or any trust referred to in (i) above. Set forth below is a summary of these registration rights.

  Demand Registration Rights

        At any time upon the written request of a holder, we will be required to use our best efforts to effect, as expeditiously as possible, the registration of all or a portion of their Class A common stock, provided that the aggregate proceeds of the offering is expected to equal or exceed $50 million. TBG and Urvanos and their Permitted Transferees are entitled to a total of six and two demand registrations, respectively. However, we will not be required to effect more than one demand registration within any twelve-month period, and we will have the right to preempt any demand registration with a primary registration, in which case the holders will have their incidental registration rights as described below.

  Incidental Registration Rights

        Under the agreement, the holders have the right to request that their shares be included in any registration of our Class A common stock other than registrations on Form S-8 or Form S-4, registrations for our own account pursuant to Rule 415, or in compensation or acquisition-related registrations. In addition, the underwriters may, for marketing reasons, cut back all or a part of the shares requested to be registered and we have the right to terminate any registration we initiated prior to its effectiveness regardless of any request for inclusion by the holders.

        The registration rights agreement contains the full legal text of the matters discussed above. This agreement is an exhibit to the registration statement of which the accompanying prospectus is a part. See "Where You Can Find More Information" for more information on how to obtain a copy of this agreement.

Trust Reorganization

        Discussions are ongoing among Thybo and the beneficiaries of the Trust with a view to reorganizing the Trust in the near future. It is currently contemplated that some of the existing Trust beneficiaries would have separate trusts following the reorganization, and that the trust for the benefit of Georg Heinrich Thyssen-Bornemisza and his immediate family would be the sole indirect owner of TBG, which in turn would remain the sole indirect owner of Urvanos Investments Limited. The trusts for the benefit of one or more of the other beneficiaries and their immediate families may also become owners, directly or indirectly, of some or all of the 5,500,000 shares of Class A common stock currently directly held by TBG that are not being sold in this offering.

        Should this reorganization occur, TBG, through its continued indirect ownership of Urvanos, would continue to have the power to exercise significant influence over our management and affairs and over all matters requiring stockholder approval. In addition, Georg Heinrich Thyssen-Bornemisza (who is the Chairman of the board of directors of TBG), along with the trustees of the trust for his benefit (which may be the Trust or a successor thereto), would have the power to exert significant influence over the management and affairs of TBG, including through electing or replacing members of the TBG board of directors.

        Should this reorganization occur, we expect that the parties to the registration rights agreement described above will seek to amend it so that only TBG and Urvanos (and not the trusts created for the benefit of individuals other than Georg Heinrich Thyssen-Bornemisza and his immediate family) will be entitled to exercise registration rights under the existing agreement. In connection with this amendment, we expect to negotiate with the trusts created for the benefit of individuals other than Georg Heinrich Thyssen-Bornemisza and his immediate family, in order to provide these trusts with certain registration rights with respect to their shares of Class A common stock.

SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of our Class A common stock in the public market could adversely affect market prices prevailing from time to time. This may adversely affect our ability to raise equity capital in the future.

        As of February 28, 2007, there were 44,826,213 shares of Class A common stock outstanding, and 13,750,000 shares of Class B common stock outstanding. Of these shares, the 16,099,770 shares of Class A common stock currently held by our directors and executive officers, entities affiliated with General Atlantic LLC, TBG Holdings N.V. and Urvanos Investments Limited and the 13,750,000 shares of Class B common stock held by Urvanos are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act. The remaining outstanding shares of our common stock are freely transferable without restriction or registration, except for any shares held by one of our existing "affiliates," as that term is defined in Rule 144. In addition, the 3,751,391 shares of Class A common stock offered by TBG hereby will be freely transferable, except for any shares acquired by one of our existing affiliates.

Rule 144

        In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of Class A common stock or the average weekly trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice of the sale on Form 144. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our Class A common stock, the personal circumstances of the stockholder, and other factors.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 that were purchased from us, or any affiliate, at least two years previously, would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above. For so long as the selling stockholder and Urvanos Investments Limited continue to control us, they will be deemed to be our affiliates under Rule 144(k) and may not rely on the exemption from registration under Rule 144(k).

Registration Rights

        TBG, Urvanos and certain of their transferees are entitled to rights with respect to the registration under the Securities Act of their shares of common stock. See "Selling Stockholder—Registration Rights Agreement."

        Beginning in November 2007, we have also agreed to provide, under certain circumstances and subject to certain limitations, rights with respect to the registration under the Securities Act of the 4,687,500 shares of Class A common stock held by entities affiliated with General Atlantic LLC. Our agreement with these entities contains the full legal text of these matters. This agreement is an exhibit to the registration statement of which the accompanying prospectus is a part. See "Where You Can Find More Information" for more information on how to obtain a copy of this agreement.

Lock-Up Agreements

        We, our executive officers and directors, TBG, Urvanos and entities affiliated with General Atlantic LLC have agreed with the underwriter named under "Underwriting" not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for Class A common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. These lock-up agreements are subject to exceptions, including those described under "Plan of Distribution" in the accompanying prospectus.

UNDERWRITING

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement among IHS Inc., TBG Holdings N.V., as selling stockholder, and Citigroup Global Markets Inc., as underwriter, the underwriter has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter, 3,751,391 shares of Class A common stock.

        The underwriter is offering the shares of Class A common stock subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriter is obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken.

        The shares of Class A common stock may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at prices related to prevailing market prices or at negotiated prices.

        The difference between the price at which the underwriter purchases shares from the selling stockholder and the price at which the underwriter resells such shares, which may include a commission equivalent of up to $0.05 per share, may be deemed underwriting compensation.

        We, our executive officers and directors, TBG, Urvanos and entities affiliated with General Atlantic LLC have agreed with the underwriter not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for Class A common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. These lock-up agreements are subject to exceptions, including those described under "Plan of Distribution" in the accompanying prospectus.

        We estimate that the total expenses of this offering will be approximately $500,000, which includes legal, accounting and printing costs and various other fees associated with registering the Class A common stock. The selling stockholder has agreed to pay or reimburse us for our expenses in connection with this offering (excluding expenses we may incur under the indemnification arrangements described below).

        In order to facilitate the offering of the Class A common stock, the underwriter may engage in transactions that maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriter may sell more stock than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out that short position by purchasing stock in the open market. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

        From time to time, the underwriter and its affiliates have provided, and continue to provide, investment banking and other services to us and our affiliates, for which they receive customary fees and commissions.

        The Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

        We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of shares to the public in that Member State, except that it may, with effect from and including such date, make an offer of shares to the public in that Member State:

          (a)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the above, the expression an "offer of shares to the public" in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in that Member State.

        The underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the shares in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any shares in, from or otherwise involving the United Kingdom.

        The shares have not been and will not be registered under the Securities and Exchange Law of Japan and may not be offered or sold directly or indirectly in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        If you purchase shares of Class A common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

        C. Michael Armstrong, who is on the board of directors of Citigroup Inc., an affiliate of Citigroup Global Markets Inc., and Michael Klein, who is Co-President, Corporate and Investment Banking for Citigroup Inc. and Vice Chairman of Citigroup International PLC, an affiliate of Citigroup Global Markets Inc., serve on the board of directors of IHS.

VALIDITY OF SECURITIES

        The validity of the Class A common stock offered hereby will be passed on for us by Davis Polk & Wardwell, New York, New York, and for the underwriter by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of IHS Inc. appearing in its Annual Report on Form 10-K for the year ended November 30, 2006, and IHS Inc. management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and IHS Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement:

  •
  Annual Report on Form 10-K for the year ended November 30, 2006, filed on January 24, 2007

  •
  Annual Report on Form 10-K/A for the year ended November 30, 2006, filed on February 16, 2007

  •
  Definitive Proxy Statement on Schedule 14A for our 2007 Annual Meeting of Stockholders, filed on March 22, 2007 (but only the information set forth under the captions "Information About Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and "Certain Relationships and Related Transactions")

  •
  Quarterly Report on Form 10-Q for the three months ended February 28, 2007, filed on March 22, 2007

  •
  Current Report on Form 8-K dated December 15, 2006, filed on December 15, 2006

  •
  Current Report on Form 8-K dated March 16, 2007, filed on March 19, 2007

  •
  Registration Statement on Form 8-A dated May 23, 2005, filed on May 23, 2005

        You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

PROSPECTUS

IHS Inc.

Class A Common Stock

        Certain selling stockholders may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time any Class A common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

        See "Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the year ended November 30, 2006, which is incorporated by reference herein, to read about factors you should consider before buying shares of Class A common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

March 22, 2007

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Where You Can Find More Information," or any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. Neither we nor any selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted.

IHS Inc.

        The terms "IHS," "we," "us" and "our" refer to IHS Inc.

        IHS Inc. is one of the leading global providers of critical technical information, decision-support tools, and related services to customers in the energy, defense, aerospace, construction, electronics, and automotive industries. We have developed a comprehensive collection of technical information that is highly relevant to the industries we serve. Our decision-support tools enable our customers to quickly and easily search and analyze this information and integrate it into their work flows. Our operational, research, and strategic advisory services combine this information and these tools with our extensive industry expertise to meet the needs of our customers. Our customers rely on these offerings to facilitate decision-making, support key processes, and improve productivity.

        We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 15 Inverness Way East, Englewood, Colorado 80112 and our telephone number is (303) 790-0600. We also maintain an Internet site at www.ihs.com. Our website and the information contained therein is not incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. Each time the selling stockholders sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

  •
  Annual Report on Form 10-K for the year ended November 30, 2006, filed on January 24, 2007

  •
  Annual Report on Form 10-K/A for the year ended November 30, 2006, filed on February 16, 2007

  •
  Definitive Proxy Statement on Schedule 14A for our 2007 Annual Meeting of Stockholders, filed on March 22, 2007 (but only the information set forth under the captions "Information About Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and "Certain Relationships and Related Transactions")

  •
  Quarterly Report on Form 10-Q for the three months ended February 28, 2007, filed on March 22, 2007

  •
  Current Report on Form 8-K dated December 15, 2006, filed on December 15, 2006

  •
  Current Report on Form 8-K dated March 16, 2007, filed on March 19, 2007

  •
  Registration Statement on Form 8-A dated May 23, 2005, filed on May 23, 2005

        You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and in the documents incorporated by reference that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under "Risk Factors" in our Annual Report on Form 10-K for the year most recently ended and in our Quarterly Report on Form 10-Q for the quarter most recently ended.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A common stock by any selling stockholder.

SELLING STOCKHOLDERS

        The selling stockholders may include TBG Holdings N.V. and Urvanos Investments Limited, and any other stockholder who acquired its shares of Class A common stock directly or indirectly from either of the foregoing to the extent we have agreed to provide registration rights with respect to such shares. Any selling stockholders will be named in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General Matters

        The following description of our capital stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to our Annual Report on Form 10-K, and applicable law.

        Our authorized capital stock consists of 80,000,000 shares of Class A common stock, $0.01 par value, 13,750,000 shares of Class B common stock, $0.01 par value, and 937,500 shares of preferred stock, which the board of directors may issue with or without par value.

Common Stock

        Voting Rights.    The holders of our Class A common stock and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. Our certificate of incorporation provides that, so long as any shares of the Class B common stock are outstanding, no person or entity is permitted, without the approval of the board of directors, to vote more than 79.9% of the total combined voting power of all classes of stock entitled to vote. If a person would be entitled to vote more than 79.9% of the total combined voting power notwithstanding this limitation, then the excess voting power of such person will be allocated to the other shareholders on a pro rata basis for purposes of any vote. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

        Dividend Rights.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Market for the Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy" in our Annual Report on Form 10-K for the year ended November 30, 2006, which is incorporated by reference herein. In the event a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

        Conversion.    Our Class A common stock is not convertible into any other shares of our capital stock. Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically, without any action by the holder, into one share of Class A common stock upon the earlier of:

  •
  any transfer, whether or not for value, except for:

  •
  transfers to any trust, so long as (a) such trust is the sole owner, directly or indirectly, of TBG; and (b) the principal beneficiary of such trust is Georg Heinrich Thyssen-Bornemisza; and

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  transfers to any corporate entities, partnerships or other similar entities, so long as The Thyssen-Bornemisza Continuity Trust or any trust described in the preceding bullet directly or indirectly wholly-owns such entities;

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  the death of Georg Heinrich Thyssen-Bornemisza;

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  November 16, 2009; and

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  the date on which holders of Class B common stock do not own at least 22% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, as determined by our board of directors.

        Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Liquidation Rights.    In the event of liquidation, dissolution, distribution of assets or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        Other Matters.    The Class A common stock and Class B common stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Class A common stock and Class B common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Preferred Stock

        The board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting, dividend and other rights of the holders of common stock.

        At the closing of this offering, no shares of our preferred stock will be outstanding and, other than shares of our preferred stock that may become issuable pursuant to our rights agreement, we have no present plans to issue any shares of our preferred stock. See "—Rights Agreement."

        We have reserved 937,500 shares of our series A junior participating preferred stock to be made available upon exercise of our preferred share purchase rights.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Under Delaware law, our certificate of incorporation and our bylaws contain certain provisions, which are summarized below, that:

  •
  are expected to discourage coercive takeover practices and inadequate takeover bids;

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  are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

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  could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

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  could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

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  could prevent changes in our management; and

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  could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Dual Class Structure.    As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the only class which is publicly traded, has one vote per share. As of the date of this prospectus, all of our Class B common stock and a portion of our Class A common stock, collectively representing 81% of the voting power of our outstanding capital stock, is controlled by TBG Holdings N.V. (TBG), a Netherlands Antilles company, through the shares that it holds directly and through its indirect sole ownership of our other principal stockholder, Urvanos Investments Limited, a Cyprus limited liability company. TBG is wholly owned indirectly by The Thyssen Bornemisza Continuity Trust, a Cayman Islands trust, which is controlled by a Bermudan trustee, Thybo Trustees Limited, and another oversight entity, Tornabuoni Limited, which is a Guernsey company.

        Because of our dual class structure, TBG will continue to be able to control all matters submitted to our stockholders for approval even if they come to own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial to them.

        Classified Board.    Our certificate of incorporation provides that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than three or more than fifteen directors.

        Removal of Directors; Vacancies.    Under the Delaware General Corporation Law (the "DGCL"), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provides that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum.

        Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

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  classified board, including the election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors;

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  the prohibition on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or corporate secretary acting at the direction of our board of directors;

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  the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        In addition, our certificate of incorporation grants our board of directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation. Our certificate of incorporation also provides that the following provisions in our bylaws may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or secretary acting at the direction of our board of directors;

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  the advance notice requirements for stockholder proposals and director nominations;

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  the number, election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        Authorized but Unissued Capital Stock.    The DGCL does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our Class A common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of common stock).

        The ability to issue authorized but unissued capital stock could enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

        Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

        Limits on Written Consent and Special Meetings.    Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the Chairman of our board of directors or by our president or corporate secretary at the direction of our board of directors.

        Advance Notice Requirements for Nominations.    Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting. If the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

        Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

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  the name and record address of the stockholder and the beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

  •
  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

  •
  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Advance Notice of Stockholder Proposals.    Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

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  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

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  the name and record address of the stockholder and beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        Limitations on Liability and Indemnification Matters.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for actions taken as a director, except for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Rights Agreement.    We entered into a rights agreement in conjunction with our initial public offering. Pursuant to our rights agreement, one series A junior participating preferred stock purchase right was issued for each share of our Class A common stock and Class B common stock (Class A rights and Class B rights, respectively) outstanding on the date that offering was completed. Our rights were being issued subject to the terms of our rights agreement.

        Our board of directors adopted our rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics. However, our rights agreement may also prevent takeovers that you would consider beneficial to you or us.

        In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our board of directors. We provide the following summary description below. However, this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

        Our board of directors authorized the issuance of one Class A right for each share of our Class A common stock and one Class B right for each share of our Class B common stock outstanding on the date this offering is completed.

        Our rights initially trade with, and are inseparable from, our common stock. Our Class A rights and Class B rights are evidenced only by Class A and Class B certificates that represent shares of our Class A or Class B common stock, respectively. New rights will accompany any new shares of common stock we issue after the date this offering is completed until the date on which the rights are distributed as described below.

        Each of our rights will allow its holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock for $100.00, once the rights become exercisable. Prior to exercise, our rights do not give their holders any dividend, voting or liquidation rights.

        Our rights will not be exercisable until:

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  ten business days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of our outstanding common stock or, if earlier,

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  ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

        Our rights agreement contains provisions excluding TBG Holdings N.V., Urvanos Investments Limited and certain of their transferees from the operation of the adverse terms of our rights agreement.

        Until the date our rights become exercisable, our certificates of Class A common stock and Class B common stock also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book entries by the rights agent and by Class A and Class B rights certificates that we will mail to all eligible holders of our Class A and Class B common stock. Any of our rights held by an acquiring person are void and may not be exercised.

        If a person or group becomes an acquiring person, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of our Class A common stock with a market value of twice the then applicable exercise price, based on the market price of our Class A common stock prior to such acquisition and all holders of Class B rights, except the acquiring person may, for the then applicable exercise price, purchase Class B common stock with a market value of twice the then applicable exercise price, based on the market price of Class B common stock prior to such acquisition (which solely for the purposes of the rights agreement, shall be equal to the market price of our Class A common stock).

        If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation's stock prior to such merger.

        Each one one-hundredth of a share of our series A junior participating preferred stock, if issued:

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  will not be redeemable;

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  will entitle holders to quarterly dividend payments of an amount equal to the greater of (i) $0.01 per share and (ii) the dividend paid on one share of our Class A common stock;

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  will entitle holders upon liquidation either to receive an amount equal to the payment made on one share of our Class A common stock;

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  will have the same voting power as one share of our Class A common stock; and

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  if shares of our Class A common stock or Class B common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a payment equal to the payment made on one share (as may be adjusted) of our Class A common stock or Class B common stock, as applicable.

        The value of one one-hundredth interest in a share of our series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of our Class A common stock. Our rights will expire on November 10, 2015.

        Our board of directors may redeem our rights for $0.01 per right at any time before any person or group becomes an acquiring person. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

        After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our Class A common stock or Class B common stock or an equivalent security for each Class A and Class B right, respectively, other than rights held by the acquiring person.

        Our board of directors shall adjust the purchase price of our series A junior participating preferred stock, the number of shares of our series A junior participating preferred stock issuable and/or the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our series A junior participating preferred stock of less than 1% will be made.

        The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

        Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

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  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and

    (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

        Under Section 203, a "business combination" generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an "interested stockholder" is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation's outstanding voting securities within three years prior to the determination of interested stockholder status.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the securities in any of three ways (or in any combination):

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  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, and

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  the public offering price of the securities and the proceeds to the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

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  at a fixed price or at prices that may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

        The selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed 8% of the maximum aggregate offering proceeds.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

        Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        The applicable prospectus supplement will describe the terms of any lock-up agreement that we, our executive officers and directors and any selling stockholders agree to in connection with the offering described in the prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, we expect that we and such other persons will agree not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for Class A common stock during the period from the date of the applicable prospectus supplement continuing through the date 60 days after the date of the prospectus supplement, except with the prior written consent of the underwriter.

The lock-up restrictions are expected to be subject to a number of exceptions, including without limitation:

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  the issuance of options and shares of Class A common stock pursuant to our employee benefit plans and compensation arrangements;

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  the issuance of shares of Class A common stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with our acquisition of such entity, as long as prior to such issuance of shares, each recipient that was a director, executive officer or 10% stockholder of such entity executes and delivers to the underwriter a lock-up agreement for the balance of the lock-up period, and as long as the aggregate market value of the shares issued does not exceed 10% of our market capitalization immediately after the offering described in the applicable prospectus supplement;

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  the sale of Class A common stock by our executive officers and directors pursuant to any contract, instruction or plan described in Rule 10b5-1(c) under the Securities Exchange Act of 1934 entered into, given or adopted before the date of the applicable prospectus supplement; and

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  the disposition of shares of Class A common stock or any security convertible into Class A common stock in connection with or in contemplation of the reorganization of The Thyssen-Bornemisza Continuity Trust.

VALIDITY OF SECURITIES

        The validity of the Class A common stock will be passed on for us by Davis Polk & Wardwell, New York, New York.

EXPERTS

        The consolidated financial statements of IHS Inc. appearing in its Annual Report on Form 10-K for the year ended November 30, 2006, and IHS Inc. management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and IHS Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

3,751,391 Shares

IHS Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

March 22, 2007

Citigroup

QuickLinks

  Filed Pursuant to Rule 424(b)(7) (File No. 333-141512)
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
Our Company
Ownership Structure
THE OFFERING
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDER
SHARES ELIGIBLE FOR FUTURE SALE
UNDERWRITING
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
IHS Inc.
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS